UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2012

Fidelity Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22288	25-1705405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1009 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(412) 367-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.  Other Events.

This Current Report on Form 8-K is being filed in connection with a Memorandum of Settlement (the “MOS”) regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 19, 2012, by and among WesBanco, Inc. (“WesBanco”), WesBanco Bank, Inc., Fidelity Bancorp, Inc. (“Fidelity”) and Fidelity Savings Bank pursuant to which Fidelity would be merged with and into WesBanco, with WesBanco continuing as the surviving entity (the “Merger”).

As previously disclosed on page 68 of the definitive proxy statement/prospectus mailed on or about October 23, 2012 to the Fidelity shareholders of record as of the close of business on October 15, 2012 (the “Proxy Statement/Prospectus”) related to the Merger under the heading “Litigation Related to the Merger,” on October 18, 2012, Mordechai Nagel (the “Plaintiff”), a purported shareholder of Fidelity, filed a purported shareholder class and derivative action in the Court of Common Pleas of Allegheny County, Pennsylvania, Civil Action Case No. 12-019908 (the “Allegheny County Lawsuit”).  The Allegheny County Lawsuit names as defendants each of the current members of Fidelity’s board of directors (the “Director Defendants”), WesBanco and Fidelity. The complaint alleges, among other things, that the Director Defendants breached their fiduciary duties as a result of the price and certain other terms of the Merger agreed to by Fidelity. The Allegheny County Lawsuit also claims that the Director Defendants breached their fiduciary duties because the registration statement on Form S-4 filed by WesBanco with the Securities and Exchange Commission (the “SEC”) on September 14, 2012, allegedly contained misstatements and omitted information material to the Merger and to a decision by Fidelity’s shareholders on the Merger. The Allegheny County Lawsuit also alleges that WesBanco aided and abetted the Director Defendants’ alleged breaches of fiduciary duties. The Allegheny County Lawsuit seeks, among other things, an injunction against WesBanco’s acquisition of Fidelity, as well as the payment of the fees and expenses of the plaintiffs’ attorneys.

On November 16, 2012, solely to avoid the costs, risks and uncertainties inherent in litigation and to allow Fidelity shareholders to vote on the proposals required in connection with the Merger at the scheduled meeting on November 27, 2012, Fidelity, WesBanco and the Director Defendants (Fidelity, WesBanco and the Director Defendants, collectively the “Defendants”) entered into the MOS with the Plaintiff that describes a settlement of the Allegheny County Lawsuit.  The settlement is expressly subject to approval by the court.  Pursuant to the terms of the MOS, Fidelity and WesBanco have agreed to file with the SEC and make publicly available the supplemental disclosures outlined in this Current Report on Form 8-K.  In return, the Plaintiff has agreed to withdraw all motions and requests for interim relief filed in the Allegheny County Lawsuit, including the Plaintiff’s motion to enjoin the Merger.  The MOS provides for limited discovery prior to the submission of the settlement for court approval.  If the court approves the settlement contemplated in the MOS, the Allegheny County Lawsuit will be dismissed with prejudice, and all claims that were or could have been brought challenging any aspect of the Merger, the Merger Agreement, and any disclosure made in connection therewith will be released and barred.  Under the terms of the MOS, counsel for the Plaintiff will petition the court for an award of attorneys’ fees and expenses.  The Defendants have reserved the right to contest the fee and expense petition.  The amount of the fees and expenses awarded will ultimately be determined and approved by the court, and will not affect the amount of merger consideration to be paid by WesBanco or the timing of the special meeting of shareholders of Fidelity, scheduled for November 27, 2012 to vote upon a proposal to adopt the Merger Agreement.  WesBanco, Fidelity or their successors or insurers will pay the fees and expenses awarded by the court.  In the MOS, the parties have agreed to negotiate in good faith to prepare a stipulation of settlement to be filed with the court and other documentation as may be required to effectuate the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation.  The proposed settlement contemplated by the MOS becomes void in the event that the parties do not enter into such stipulation or the court does not approve the settlement.

The Defendants have denied and continue to deny that they have committed, or aided and abetted in the commission of, any violation of law or duty or engaged in any wrongful acts and that any supplemental disclosure of the information is required under any applicable state or federal law, statute, rule or regulation.  The Defendants also expressly maintain that they diligently and scrupulously complied with all applicable fiduciary, disclosure and all other legal duties.

Nothing in this Current Report on Form 8-K, the MOS or any stipulation shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

ADDITIONAL DISCLOSURES REQUIRED BY THE
MEMORANDUM OF SETTLEMENT

Set forth below are the additional disclosures required to be made in accordance with the MOS.  The disclosures appear below the appropriate section headings that corresponds to the sections in the Proxy Statement/Prospectus. These additional disclosures should be read in conjunction with the Proxy Statement/Prospectus which should be read in its entirety.  Defined terms used but not defined herein have the meanings set forth in the Proxy Statement/Prospectus. Without admitting in any way that any of the disclosures below are material or otherwise required by law, Fidelity makes the following supplemental disclosures:

PROPOSAL NO. 1 – PROPOSAL TO ADOPT THE MERGER AGREEMENT – BACKGROUND OF THE MERGER

The section of the Proxy Statement/Prospectus captioned “Proposal No. 1 – Proposal to Adopt the Merger Agreement - Background of the Merger” starting on page 42 of the Proxy Statement/Prospectus is hereby amended and supplemented as follows:

The following sentences should be added at the end of the fourth paragraph of this section on page 42:

Although no firm pricing discussions were held and all discussions were subject to appropriate due diligence, the interested party did indicate verbally at the time that they could anticipate pricing in the $19 to $20 range based upon pricing of recent transactions.  Such indications were not considered by Mr. Spencer to be a firm offer but as an indication that the party wished to discuss the opportunity further if Fidelity were so inclined.  This entity ultimately did submit an indication of interest at $16.50 per share after receiving a confidential information memorandum.

The first sentence of the first full paragraph on page 43 should be deleted and replaced with the following:

In April 2012, the Board reviewed and discussed proposals from two investment advisory firms to assist Fidelity in the process of exploring its strategic alternatives and the preparation and distribution of a confidential offering memorandum.

The following sentence should be added after the second sentence of fourth full paragraph on page 43:

The confidentiality agreements contained a provision restricting the interested parties for a period of 18 months (unless otherwise authorized by Fidelity) from, among other things: acquiring or assisting anyone in acquiring any equity securities of Fidelity, entering into any business combination involving Fidelity or other extraordinary transaction, or seeking to control or influence the management, board of directors or shareholders of Fidelity.

The following sentence should be added at the end of the first full paragraph on page 44:

WesBanco’s proposal also indicated that one director of Fidelity would be offered a seat on the holding company board of directors of WesBanco.  One of the other institutions proposed that one director of Fidelity be appointed to its bank board of directors.  Another provided for one director of Fidelity to be appointed to its holding company board of directors and two directors to be appointed to its banking subsidiary’s board of directors.

The last sentence of the fourth full paragraph on page 44 should be deleted and replaced with the following:

The other two proposals were all stock transactions and were valued at $16.50 and $20.50 per share based on the market price of each company’s common stock as of June 22, 2012.

The second sentence of the fifth full paragraph on page 44 should be deleted and replaced with the following:

Immediately prior to the start of the Fidelity board meeting the second highest bidder contacted MHH and increased its offer to $21.50 per share.

The last sentence of the fifth full paragraph on page 44 should be deleted and replaced with the following:

MHH informed the board of the increased offer but as it was still below the WesBanco offer, the board decided to proceed with negotiating with WesBanco.

The following sentence should be added after the first sentence of the second full paragraph on page 45:

On July 7, 2012, Spidi and Fisch received the initial draft of the proposed voting agreement to be signed by the directors and executive officers of Fidelity.

The third sentence of the second full paragraph on page 45 (which was the second sentence prior to the insertion set forth in the immediately preceding paragraph) should be deleted and replaced by the following:

Over the ensuing three weeks, representatives of Fidelity and WesBanco management and outside legal advisors and financial advisors worked to finalize the merger agreement, the voting agreement and related documents.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements related to the expected settlement of the Allegheny County Lawsuit.  Such statements are subject to significant uncertainties and other factors, many of which are beyond WesBanco’s and Fidelity’s control, including, but not limited to the outcome of various litigation matters related to the Merger and other factors described in WesBanco’s 2011 Annual Report on Form 10-K, Fidelity’s 2011 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Fidelity with the SEC, including WesBanco’s Form 10-Qs as of March 31, 2012, June 30, 2012 and September 30, 2012 and Fidelity’s Form 10-Qs as of December 31, 2011, March 31, 2012 and June 30, 2012.  No assurances can be given that any of the events anticipated by any forward-looking statements will transpire or occur, or if any of them do occur, when they will occur and what impact they will have on the results of operations, financial condition or cash flows of WesBanco or Fidelity.  Neither WesBanco nor Fidelity assume any duty to update or revise forward-looking statements.

Important Information For Investors And Shareholders

In connection with the Merger, WesBanco filed with the SEC a Registration Statement on Form S-4 (File No. 333-183900), containing a Proxy Statement/Prospectus and other documents filed with the SEC in connection with the Merger.  The registration statement was declared effective on October 18, 2012, and Fidelity commenced mailing of the definitive Proxy Statement/Prospectus on or about October 23, 2012.  INVESTORS AND SHAREHOLDERS OF FIDELITY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders may obtain free copies of the Registration Statement on Form S-4, which includes the Proxy Statement/Prospectus, and other related documents may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either WesBanco’s or Fidelity’s website at http://www.wesbanco.com or http://www.fidelitybancorp-pa.com, respectively.

WesBanco and Fidelity and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Fidelity in connection with the Merger.  Information about the directors and executive officers of Fidelity is included in the Proxy Statement/Prospectus and may be found in the proxy statement for Fidelity’s annual meeting of shareholders filed with the SEC on January 11, 2012.  Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of Fidelity shareholders in connection with the Merger is also included in the Proxy Statement/Prospectus. You can find information about WesBanco’s directors and executive officers in the proxy statement for WesBanco’s annual meeting of shareholders filed with the SEC on March 14, 2012. You can obtain free copies of these documents from the SEC, WesBanco or Fidelity using the website information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY BANCORP, INC.
Date: November 16, 2012	By:	/s/ Richard G. Spencer
Richard G. Spencer President and Chief Executive Officer